EXHIBIT 10.53
FORM OF GRANT AGREEMENT1 FOR A
NON-QUALIFIED STOCK OPTION UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Non-Qualified Stock Option (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan. This Grant Agreement incorporates certain provisions required by the terms of the Mattel, Inc. Executive Severance Plan B, as may be amended from time to time (the “Severance Plan”).
Option
1.Terms. Effective as of the grant date specified in the Notice (the “Grant Date”), Mattel grants to the Holder a Non-Qualified Stock Option (this “Option”) to purchase, on the terms and conditions set forth in the Notice and this Grant Agreement, all or any part of the aggregate number of shares of Common Stock subject to the Option as set forth in the Notice. The Option shall remain outstanding until and shall expire on the tenth anniversary of the Grant Date as specified in the Notice (the “Expiration Date”), unless and to the extent this Option is terminated or forfeited before such date pursuant to Section 5 or Section 6 below. The per-share exercise price of this Option equals the Fair Market Value of a share of Common Stock on the Grant Date, and is set forth in the Notice.
2.Vesting and Exercisability. Except as otherwise provided in Section 6 regarding the effects of the Holder’s Severance, this Option shall vest and become exercisable in the time and manner set forth in the Notice.
3.Method of Exercising. In order to exercise this Option in whole or in part, the Holder shall follow such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. In order for such exercise to be considered effective, the Holder must satisfy the withholding obligations of Section 4 below and the certification obligation of Section 5 below, and make full payment of the exercise price for the shares being purchased in accordance with such methods as the
1 Bracketed language indicates additional or alternative language that appears in some award agreements.

(Form NQSO – Executive Severance Plan B)

Committee may approve from time to time. As of the Grant Date, the following forms of payment are available:
(a)cash; and
(b)by the delivery to Mattel or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to timely deliver the sale proceeds directly to Mattel to pay the exercise price of this Option.
4.Tax Withholding. As a condition to exercising this Option in whole or in part, the Holder shall pay, or make provisions satisfactory to the Company for payment of, any income tax, social tax, payroll tax and other taxes required to be withheld in connection with such exercise. Payment for such taxes may be in any of the forms of payment specified above in Section 3. With the consent of Mattel, payment for such taxes may also be in the form of shares of Common Stock that would otherwise be issued upon the exercise of this Option, provided that the Fair Market Value of such shares shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel).
5.Termination, Rescission and Recapture. The Holder specifically acknowledges that this Option is subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of this Option, the rescission of shares of Common Stock acquired upon the exercise of this Option and/or the recapture of proceeds of the sale of such shares of Common Stock. Except as provided in the next sentence, as a condition of the exercise of this Option, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Severance has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, in connection with any exercise after a Severance of the Holder that occurs within the 24-month period following a Change in Control.
6.Consequences of the Holder’s Severance. The consequences of the Holder’s Severance for this Option shall be as follows, subject to Section 5 above.
(a)In the case of the Holder’s Severance for Cause, this Option (whether vested or unvested) shall terminate immediately on the date of the Severance.
(b)In the case of the Holder’s Severance that occurs at least six (6) months after the Grant Date as a result of Retirement, death or Disability, this Option shall become fully vested and exercisable immediately, to the extent not previously vested and exercisable, and shall

(Form NQSO – Executive Severance Plan B)

remain exercisable until the earlier of (i) the fifth anniversary of the date of the Severance, or (ii) the Expiration Date.
(c)In the case of the Holder’s Severance that constitutes a Covered Termination (as defined in the Severance Plan), this Option shall become fully vested and exercisable immediately, to the extent not previously vested and exercisable, and shall remain exercisable until the earlier of (i) three (3) years following the date of the Severance, or (ii) the Expiration Date. Notwithstanding the foregoing, if such Severance constitutes a Retirement and the date of such Retirement is at least six (6) months after the Grant Date, then the Holder will be able to exercise this Option until the fifth anniversary of the date of the Severance (but in no event past the Expiration Date).
(d)In the case of the Holder’s Severance in all other circumstances, (i) any portion of this Option that has previously vested shall remain exercisable until the earlier of (A) 90 days following the date of the Severance, or (B) the Expiration Date, and (ii) any portion of this Option that has not previously vested shall terminate immediately on the date of the Severance. Notwithstanding the foregoing clause (i), if such Severance occurs during the 24-month period following a Change in Control, then the Holder will be able to exercise the previously vested portion of this Option until two (2) years following the date of the Severance (but in no event past the Expiration Date).
7.Compliance with Law.
(a)No shares issuable upon the exercise of this Option shall be issued and delivered unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the shares of Common Stock are then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(b)If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.
8.Assignability. This Option shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time. This Option shall be exercisable, subject to the terms of the Plan and this Grant Agreement, only by the Holder, the guardian or legal representative of the Holder as provided in Section 9(c) of the Plan, or any person to whom this

(Form NQSO – Executive Severance Plan B)

Option is permissibly transferred pursuant to this Section 8 and Section 16(a) of the Plan, it being understood that the term “Holder” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Holder named above.
9.Certain Corporate Transactions. In the event of certain corporate transactions, this Option shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, subject to Section 6 above, this Option shall be subject to the provisions of Section 18 of the Plan.
10.No Additional Rights.
(a)Neither the granting of this Option nor its exercise shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.
(b)The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (iii) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.
(c)Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 6 above, if there is a Severance of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Option or the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
11.Rights as a Stockholder. Neither the Holder nor any other person legally entitled to exercise this Option shall have any rights as a stockholder with respect to any shares covered by this Option until such shares have been issued to the Holder following the exercise of this Option.
12.Compliance with Plan. This Option and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect this Option without the consent of the Holder. In the event of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.

(Form NQSO – Executive Severance Plan B)

13.Data Privacy Consent.
[
(a)Holders employed outside of the European Union, the European Economic Area or the United Kingdom hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of Data (defined below), for the exclusive purposes of (i) granting the Option, (ii) implementing, administering, and managing the Holder’s participation in the Plan, and (iii) generally administering employee compensation and related benefits for the Holder, pursuant to applicable personal data protection laws. The collection, use and transfer of the Holder’s Data is voluntary, but necessary for Mattel’s administration of the Plan and the Holder’s participation in the Plan, and the Holder’s denial and/or objection to the collection, use and transfer of Data may affect the Holder’s ability to participate in the Plan. As such, the Holder voluntarily acknowledges and consents (where required under applicable law) to the collection, use, and transfer of Data as described herein.
(b)The Company uses certain personal information about the Holder, including (but not limited to) the Holder’s name, home address and telephone number, email address, date of birth, social security, passport or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Mattel, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested, exercised or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will use the Data for the exclusive purpose of implementing, administering, and managing the Holder’s participation in the Plan, and generally administering employee compensation and related benefits for the Holder. The Company’s usage of Data will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder’s country of residence. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration, and operation of the Plan and for the Holder’s participation in the Plan.
(c)The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States or elsewhere throughout the world. The Holder hereby authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder’s behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

(Form NQSO – Executive Severance Plan B)

(d)The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan. The Holder may, under certain circumstances, exercise the Holder’s rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) oppose the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan or the Holder’s participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder’s local HR manager.
(e)The Holder understands that he or she is providing the consents herein on a purely voluntary basis. If the Holder does not consent, or if the Holder later seeks to revoke his or her consent, his or her employment status or service with the Company will not be affected. The only consequence of refusing or withdrawing the Holder’s consent is that Mattel may be unable to grant Options or other equity awards to the Holder or administer or maintain such awards. Therefore, the Holder understands that refusing or withdrawing his or her consent may affect the Holder’s ability to participate in the Plan. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder should contact his or her local HR manager.]
[
(a)The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing and transfer of such data in relation to the grant of the Option and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.
(b)The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification

(Form NQSO – Executive Severance Plan B)

data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Holder's participation in the Plan.
(c)The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
(d)The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder's local HR manager.]
14.Electronic Delivery. Mattel will deliver any documents related to the Option and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means unless otherwise determined by Mattel in its sole discretion.  The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Mattel or a third party designated by Mattel.
15.No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying shares of Common Stock. The Holder should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
16.Governing Law. The interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

(Form NQSO – Executive Severance Plan B)

Notwithstanding any provision of this Grant Agreement to the contrary, if the Holder does not accept the Option (in accordance with the method specified by Mattel) by the six-month anniversary of the date of grant, the Option will be deemed accepted by Mattel, and the Holder shall be subject to the terms and conditions of the Plan and this Grant Agreement.

********************************

(Form NQSO – Executive Severance Plan B)